
                             AMF Group Holdings Inc.
                Computation of Ratio of Earnings to Fixed Charges
                            (in millions of dollars)
                                                                     Pro Forma
                                                AMF Group            AMF Group
                                              Holdings Inc.        Holdings Inc.
                                            ------------------   ------------------
                                              Period Ended         Twelve Months
                                              December 31,         December 31,

                                                  1996                 1996
                                                  ----                 ----
Pre-tax income (loss) from
continuing operations                             $ (28.2)             $ (30.6)

Fixed charges:
      Interest expense                               78.0                106.2

      Amortization of debt issue costs
      on all indebtedness                             3.3                  4.5

      Rentals - 33%                                   4.5                  7.0
                                            ------------------   ------------------

      Total fixed charges                            85.8                117.7
                                            ------------------   ------------------

      Earnings before income taxes
      and fixed charges                            $ 57.6               $ 87.1
                                            ==================   ==================

      Ratio of earnings to fixed charges              0.7                  0.7
                                            ==================   ==================

      Deficiency of earnings to fixed
      charges                                     $ (28.2)             $ (30.6)
                                            ==================   ==================




                                                                          Predecessor Company
                                            --------------------------------------------------------------------------------
                                             Four Months
                                                Ended                           Years Ended December 31,
                                                              --------------------------------------------------------------
                                            April 30, 1996        1995            1994            1993            1992
                                            --------------        ----            ----            ----            ----
Pre-tax income (loss) from
continuing operations                          $ (13.6)        $ 108.9         $ 115.8           $ 97.5          $ 79.5

Fixed charges:
      Interest expense                             4.5            15.7             7.4              5.0             7.9

      Amortization of debt issue costs
      on all indebtedness                          -               -               -                -               0.1

      Rentals - 33%                                2.5             5.6             5.0              4.8             5.1
                                            ---------------   -------------   -------------   --------------  --------------

      Total fixed charges                          7.0            21.3            12.4              9.8            13.1
                                            ---------------   -------------   -------------   --------------  --------------

      Earnings before income taxes
      and fixed charges                         $ (6.6)        $ 130.2         $ 128.2          $ 107.3          $ 92.6
                                            ===============   =============   =============   ==============  ==============

      Ratio of earnings to fixed charges          (0.9)            6.1            10.3             10.9             7.1
                                            ===============   =============   =============   ==============  ==============

      Deficiency of earnings to fixed
      charges                                  $ (13.6)          $ -             $ -              $ -             $ -
                                            ===============   =============   =============   ==============  ==============



                                                      Nine Months Ended
                                                       September 30,
                                            ------------------------------------
                                                                  Pro Forma
                                               AMF Group          AMF Group
                                             Holdings Inc.      Holdings Inc.
                                            -----------------  -----------------
                                                  1997               1996
                                                  ----               ----
Pre-tax income (loss) from
continuing operations                            $ (31.4)           $ (30.3)

Fixed charges:
      Interest expense                              89.2               78.5

      Amortization of debt issue costs
      on all indebtedness                            3.8                3.7

      Rentals - 33%                                  4.9                5.3
                                            -----------------  -----------------

      Total fixed charges                           97.9               87.5
                                            -----------------  -----------------

      Earnings before income taxes
      and fixed charges                           $ 66.5             $ 57.2
                                            =================  =================

      Ratio of earnings to fixed charges             0.7                0.7
                                            =================  =================

      Deficiency of earnings to fixed
      charges                                    $ (31.4)           $ (30.3)
                                            =================  =================
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